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                                                                    EXHIBIT 4.5


                          FOURTH SUPPLEMENTAL INDENTURE


     FOURTH SUPPLEMENTAL INDENTURE, dated as of January 31, 2002 (this "Fourth Supplemental Indenture"), between NorthWestern Corporation, a Delaware corporation (the "Company"), and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as trustee (the "Trustee") under the Indenture dated as of August 1, 1995 between the Company and the Trustee (such Indenture, as previously supplemented and as further supplemented by this Fourth Supplemental Indenture, the "Indenture").

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's subordinated debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8.10% Junior Subordinated Deferrable Interest Debentures due January 15, 2032 (the "Subordinated Debentures"), the form and substance of such Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Fourth Supplemental Indenture;

     WHEREAS, NorthWestern Capital Financing III, a Delaware statutory business trust (the "Trust"), has offered to the public $100,000,000 aggregate liquidation amount of its 8.10% Trust Preferred Securities (the "Preferred Securities") and has offered to the Company $3,092,800 in aggregate liquidation amount of its 8.10% Trust Common Securities (the "Common Securities"), each representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offerings in $103,092,800 aggregate principal amount of the Subordinated Debentures; and

     WHEREAS, the Trust has entered into an overallotment option (the "Overallotment Option") in the Underwriting Agreement (the "Underwriting Agreement"), dated as of January 24, 2002, among the Company, the Trust and Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as representatives of the several Underwriters named in Schedule A thereto, pursuant to which the Preferred Securities are sold whereby the Trust, within 30 days after the issuance of the Preferred Securities, may issue up to an additional $15,000,000 in aggregate liquidation amount of the Preferred Securities and an additional $463,925 in aggregate liquidation amount of the Common Securities and proposes to invest the proceeds from the Overallotment Option in an equivalent aggregate principal amount of Subordinated Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture, and all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms (and to make the Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company) have been performed, and the execution and delivery of this Fourth Supplemental Indenture has been duly authorized in all respects.

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     NOW THEREFORE, in consideration of the purchase and acceptance of the
Subordinated Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definition of Terms.

     Unless the context otherwise requires:

     (a) a term not defined herein that is defined in the Indenture has the same meaning when used in this Fourth Supplemental Indenture;

     (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

     (c)  the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f) the Trust shall be deemed to be an "NWPS Trust" for purposes of the Indenture;

     (g)  the following terms have the meanings given to them in the
          Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee; (iv) Distribution; (v) Property Trustee; (vi) Preferred Securities Guarantee; (vii) Preferred Security Certificate; and (viii) Regular Trustees; and

     (h) the following terms have the meanings given to them in this Section 1.1(h):

               "Additional Sums" has the meaning specified in Section 2.5(c).

               "Compounded Interest" has the meaning specified in Section 4.1.

               "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of January 31, 2002, as amended or restated from time to time.

               "Direct Action" has the meaning specified in Section 10.2.

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               "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event or an Investment Company Event or at the option of the Company, the Trust is to be dissolved in accordance with the Declaration, and the Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

               "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of an amendment to or a change in law or regulation or a written change (including any announced prospective change) in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Subordinated Debentures.

               "Maturity Date" has the meaning specified in Section 2.2.

               "Senior Indebtedness" means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, including, without limitation, all obligations under its General Mortgage and Deed of Trust dated as of August 1, 1993 between the Company and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as trustee, and the Indenture dated as of November 1, 1998 between the Company and JPMorgan Chase Bank, as trustee; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (a) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures and (b) any indebtedness between or among the Company and its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

               "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced or occurs on or after the date of issuance of the Subordinated Debentures, there is more than an insubstantial risk that (i) the Trust is or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to interest received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

     SECTION 2.1. Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "8.10% Junior Subordinated Deferrable Interest Debentures due January 15, 2032," limited in aggregate principal amount to $103,092,800, PROVIDED, HOWEVER, that if the Overallotment Option is exercised, the aggregate principal amount of the Subordinated Debentures may be increased to up to an aggregate principal amount of $118,556,725 which amount shall be as set forth in any written Company Order for the authentication and delivery of Subordinated Debentures pursuant to
Section 303 of the Indenture.

     SECTION 2.2. Maturity.

     The Scheduled Maturity Date will be January 15, 2032.

     SECTION 2.3. Form and Payment.

     Except as provided in Section 2.4, the Subordinated Debentures shall be issued as Registered Securities in fully registered certificated form without interest coupons. Principal of and interest on the Subordinated Debentures issued in certificated form will be payable, the transfer of such Subordinated Debentures will be registrable and such Subordinated Debentures will be exchangeable for Subordinated Debentures bearing identical terms and provisions at the office or agency of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) on such Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

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     SECTION 2.4. Global Debenture.

     (a) In connection with a Dissolution Event:

          (i) The Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Subordinated Debenture in an aggregate principal amount equal to all Outstanding Subordinated Debentures (a "Global Debenture"), to be registered in the name of The Depository Trust Company (the "Depository"), or its nominee, and delivered by the Trustee to the Depository or a custodian appointed by the Depository for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. Payments on the Subordinated Debentures issued as a Global Debenture will be made to the Depository.

          (ii) If any Preferred Securities are held in non book-entry certificated form, the Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee, and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depository or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Subordinated Debenture registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

     (b) A Global Debenture may be transferred, in whole but not in part, only by the Depository to a nominee of the Depository, by a nominee of the Depository to

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another nominee of the Depository, or by the Depository or such nominee to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

     (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Subordinated Debentures or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at a time the Depository is required to be so registered, and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver, the Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, if at any time the Company determines that the Subordinated Debentures shall no longer be represented by a Global Debenture or there shall have occurred an Event of Default, the Company will execute, and, subject to receipt of a certificate evidencing such determination by the Company, the Trustee will authenticate and deliver, the Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Subordinated Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Subordinated Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depository for delivery to the Persons in whose names such Securities are so registered.

     SECTION 2.5. Interest.

     (a) Each Subordinated Debenture will bear interest at the rate of 8.10% per annum (the "Coupon Rate") from its original date of issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article
Four) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an "Interest Payment Date"), commencing on April 15, 2002 to the Person in whose name such Subordinated Debenture or any Predecessor Security is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of any Subordinated Debentures of which the Property Trustee is the Holder or a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date; PROVIDED, HOWEVER, that interest paid at maturity shall be paid to the Person to whom principal is paid. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the Indenture the Subordinated Debentures are not represented by a Global Debenture, the Regular Record Date for such interest installment shall be 15 Business Days before the relevant Interest Payment Date. Any interest on any Subordinated

Debenture which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and interest on such defaulted interest (to the extent lawful) at the Coupon Rate may be paid by the Company, at its election, (i) to the Persons in whose names the Subordinated Debentures (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date to be fixed by the Company for such payment, notice of which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 307 of the Indenture.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest in computed will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (c) If, at any time while the Property Trustee is the Holder of any Subordinated Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority (including, without limitation, if an event described in clause (i) or (iii) of the definition of Tax Event has occurred and is continuing), then, in any case, the Company will pay as additional interest ("Additional Sums") on the Subordinated Debentures held by the Property Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

     SECTION 3.1. Special Event Redemption.

     If, prior to January 31, 2007, a Tax Event or an Investment Company Event has occurred and is continuing then, notwithstanding Section 3.2, the Company shall have the right upon not less than 30 nor more than 60 days' notice to the Holders of the Subordinated Debentures to redeem the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Investment Company Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date of such redemption

(the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m. on the date such Redemption Price is to be paid. Such redemption shall otherwise be in accordance with the provisions of Article Eleven of the Indenture.

     SECTION 3.2. Optional Redemption by Company.

     (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article Eleven of the Indenture, except as otherwise may be specified in this Fourth Supplemental Indenture, the Company shall have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, on or after January 31, 2007 at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice to the Holder of the Subordinated Debentures. If the Subordinated Debentures are only partially redeemed pursuant to this Section 3.2, the particular Subordinated Debentures to be redeemed will be selected on a pro rata basis by such method as the Trustee shall deem fair and appropriate or, if at the time of redemption the Subordinated Debentures are registered as a Global Debenture, in accordance with the Depository's customary procedures. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m. on the date such Redemption Price is to be paid.

     (b) The Company may not redeem fewer than all of the Subordinated Debentures unless all accrued and unpaid interest has been paid on all Subordinated Debentures for all quarterly interest payment periods terminating on or prior to the date of redemption. If a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Subordinated Debentures in whole.

     SECTION 3.3. No Sinking Fund.

     The Subordinated Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 4.1. Extension of Interest Payment Period.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Subordinated Debentures, from time to time to defer payments of interest by extending the interest payment period of such Subordinated Debentures for up to 20 consecutive quarters, but not beyond the Maturity Date of the Subordinated Debentures (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Subordinated Debentures, including any Additional Sums and Compounded Interest ("Deferred Interest") that shall be payable, to the Holders of the Subordinated Debentures in whose names the Subordinated Debentures are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

     SECTION 4.2. Notice of Extension.

     (a) If the Property Trustee is the only registered Holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Property Trustee is not the only Holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Subordinated Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Subordinated Debentures.

     (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

     SECTION 4.3. Restrictions on Payments.

     So long as any Subordinated Debentures remain outstanding, if there shall have occurred an Event of Default (as defined in the Indenture), or an event of which the Company has actual knowledge that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture and in respect of which the Company shall not have taken reasonable steps to cure or the Company is in default with respect to the payment of any obligations under the Preferred Securities Guarantee, or if the Company has given notice of its selection of an Extended Interest Payment Period with respect to the Subordinated Debentures pursuant to Section 4.1 hereof and shall not have rescinded such notice, or such Excluded Interest Payment Period, or any extension thereof, is continuing, then, in each case, (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) issued by the Company which rank pari passu with or junior to the Subordinated Debentures, and (c) the Company shall not make any payments with respect to any guarantee of a debt security of any of the Company's subsidiaries (including other guarantees) if such guarantee ranks pari passu with or junior to the Subordinated Debentures; provided that the foregoing restrictions in this
Section 4.3 shall not apply to (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (A) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or
(B) in connection with a dividend reinvestment or stockholder stock purchase plan, (ii) the issuance of common stock of the Company (or securities convertible into or exercisable for such common stock) as consideration in an acquisition transaction entered into prior to such Extended Interest Payment Period, (iii) the reclassification of the capital stock of the Company or the exchange or conversion of any class or series of the Company's capital stock for another class or series of the Company's capital stock, provided that such reclassification, exchange or conversion does not include any cash payments,
(iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (v) the issuance of the capital stock of the Company in connection with the exercise of certain rights on convertible securities, (vi) any dividend in the form of common stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is common stock, or (vii) payments by the Company under the Preferred Securities Guarantee or under any similar guarantee by the Company with respect to any securities of its subsidiaries that are made on a pro rata basis on all such guarantees, provided the proceeds from the issuance of such securities were used to purchase Subordinated Debentures.

                                   ARTICLE V
                                    EXPENSES

     SECTION 5.1. Payment of Expenses.

     In connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

     (a) pay for all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture; and

     (b) pay for all costs and expenses of the Trust, including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters payable pursuant to the Underwriting Agreement in connection therewith); the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Regular Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets; and

     (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                                   ARTICLE VI
                                  SUBORDINATION

     SECTION 6.1. Agreement to Subordinate.

     The Company covenants and agrees, and each Holder of Subordinated Debentures issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Subordinated Debentures shall be issued subject to the provisions of this Article Six; and each Holder of a Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of and premium, if any, and interest on all Subordinated Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Supplemental Indenture or hereafter incurred. No provision of this Article Six shall prevent the occurrence of any default or Event of Default.

     SECTION 6.2. Default on Senior Indebtedness.

     In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Subordinated Debentures. In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

     SECTION 6.3. Liquidation; Dissolution; Bankruptcy.

     Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Subordinated Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders of the Subordinated Debenture or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Six, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Subordinated Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of any Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Subordinated Debentures or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     For purposes of this Article Six, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Six with respect to the Subordinated Debentures to the payment of all Senior Indebtedness that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 606 of the Indenture.

     SECTION 6.4. Subrogation.

     Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Subordinated Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Debentures or the Trustee would be entitled except for the provisions of this Article Six, and no payment over pursuant to the provisions of this Article Six to or for the benefit of the holders of such Senior Indebtedness by Holders of the Subordinated Debentures or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Subordinated Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Six are and are intended solely for the purposes of defining the relative rights of the Holders of the Subordinated Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

     Nothing contained in this Article Six or elsewhere in the Indenture or in the Subordinated Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Subordinated Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Subordinated Debentures the principal of (and premium, if any) and interest on the Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Subordinated Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Six of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Six, the Trustee, subject to the provisions of Section 602 of the Indenture, and the Holders of the Subordinated Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Six.

     SECTION 6.5. Trustee to Effectuate Subordination.

     Each Holder of Subordinated Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Six and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

     SECTION 6.6. Notice by the Company.

     The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article Six. Notwithstanding the provisions of this Article Six or any other provision of the Indenture and this Fourth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article Six, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 602 of the Indenture, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that, if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     The Trustee, subject to the provisions of Section 602 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Six, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this

Article Six, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 6.7. Rights of the Trustee; Holders of Senior Indebtedness.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Six in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Six, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness, and the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall mistakenly pay over or deliver to the Holders of the Subordinated Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Six or otherwise.

     SECTION 6.8. Subordination May Not Be Impaired.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Debentures, without incurring responsibility to the Holders of the Subordinated Debentures and without impairing or releasing the subordination provided in this Article Six or the obligations hereunder of the Holders of the Subordinated Debentures to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                   ARTICLE VII
                                    COVENANTS

     SECTION 7.1. Covenants.

     (a) If Subordinated Debentures are to be distributed to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     (b) The Company shall maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities;

     (c) The Company will not voluntarily dissolve, wind up or liquidate the Trust, except

          (i) in connection with a distribution of the Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Trust; or

          (ii) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, and

     (d) The Company shall use reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                                  ARTICLE VIII
                         FORM OF SUBORDINATED DEBENTURE

     SECTION 8.1. Form of Subordinated Debenture.

     The Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT: This Subordinated Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances. Unless this Subordinated Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York,

New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]



No.                                                       $
    ---------                                              --------------------
                                                            CUSIP No. 668074AE7

             8.10% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE JANUARY 15, 2032

     NorthWestern Corporation, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of ________________________ on January 15, 2032, and to pay interest on said principal sum from January 31, 2002, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 15, April 15, July 15 and October 15 of each year commencing April 15, 2002, at the rate of 8.10% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Subordinated Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Subordinated Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, if this Subordinated Debenture is held by the Property Trustee or is a Global Debenture, shall be the close of business on the Business Day next preceding such Interest Payment Date or, if the Preferred Securities are no longer in book-entry only form or this Subordinated Debenture is not a Global Debenture, shall be 15 Business Days before the relevant Interest Payment Date; provided that interest paid at maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and interest on this Subordinated Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The provisions of this Subordinated Debenture are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:   _______ __, 2002
                                         NORTHWESTERN CORPORATION


                                         By: _________________________________
                                             Name:
                                             Title:
Attest:


By:      __________________________
         Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  ________ __, 2002                JPMorgan Chase Bank, as Trustee


                                          By: __________________________
                                              Authorized Officer

                         (FORM OF REVERSE OF DEBENTURE)

     This Subordinated Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Subordinated Debentures"), all issued under and pursuant to an Indenture, dated as of August 1, 1995, duly executed and delivered between the Company and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto, dated as of August 1, 1995 and as further supplemented by the Second Supplemental Indenture thereto, dated as of November 15, 1998, as further supplemented by the Third Supplemental Indenture thereto, dated as of December 21, 2001 and as further supplemented by the Fourth Supplemental Indenture thereto, dated as of January 31, 2002 between the Company and the Trustee (such Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount to $103,092,800; PROVIDED, HOWEVER, if the Overallotment Option is exercised, the aggregate principal amount may be increased to up to $118,556,725.

     The Company shall have the right to redeem this Subordinated Debenture at the option of the Company, without premium or penalty, (i) in whole or in part at any time on or after January 31, 2007 and (ii) in whole (but not in part) at any time before January 31, 2007 in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event, in each case at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest hereon to the date of such redemption (the "Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Company may not redeem fewer than all of the Subordinated Debentures unless all accrued and unpaid interest has been paid on all Subordinated Debentures for all quarterly interest payment periods terminating on or prior to the date of redemption. If a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Subordinated Debentures in whole. If the Subordinated Debentures are only partially redeemed by the Company, the particular Subordinated Debentures to be redeemed will be selected on a pro rata basis by such method as the Trustee shall deem fair and appropriate or, if the Subordinated Debentures are registered as a Global Debenture, in accordance with the Depository's customary procedures.

     In the event of redemption of this Subordinated Debenture in part only, a new Subordinated Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debentures and all other series of Securities affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Debentures; PROVIDED, HOWEVER, that no such supplemental indenture may, without the consent of the Holder of each outstanding Subordinated Debenture, among other things, (i) change the stated maturity of the principal of, or any installment of interest on, any Subordinated Debenture, (ii) reduce the principal amount of, or the rate of interest on or any Additional Sums payable in respect of, or any premium payable upon the redemption of, the Subordinated Debentures, or change the redemption provisions of the Subordinated Debentures, (iii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of or any redemption date for the Subordinated Debentures or (iv) reduce the above-stated percentage of principal amount of Subordinated Debentures, the Holders of which are required to modify or amend the Indenture, to consent to any waiver thereunder or to approve any supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Subordinated Debentures at the time outstanding affected thereby, on behalf of all of the Holders of the Subordinated Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Subordinated Debentures, and its consequences, except a default in the payment of the principal of or interest on any of the Subordinated Debentures (unless cured as provided in the Indenture) or in respect of a covenant or provision that cannot be modified or amended without the consent of the Holders of each Subordinated Debenture then outstanding. Any such consent or waiver by the registered Holder of this Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Subordinated Debenture and of any Subordinated Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Subordinated Debenture.

     No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Subordinated Debenture from time to time to extend the interest payment period hereof to up to 20 consecutive quarters, but not beyond the Maturity Date of this Subordinated Debenture (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified herein to the extent that payment of such interest is enforceable under applicable law).

     Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed

20 consecutive quarters or extend beyond the Maturity Date. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Subordinated Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Subordinated Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Subordinated Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Subordinated Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Subordinated Debentures of this series so issued are exchangeable for a like aggregate principal amount of Subordinated Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE IX
                    ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

     SECTION 9.1. Original Issue of Subordinated Debentures.

     Subordinated Debentures may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Debentures to or upon receipt of a Company Order, without any further action by the Company.

                                   ARTICLE X
                    RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     SECTION 10.1. Preferred Security Holders' Rights.

     Notwithstanding Section 507 of the Indenture, if the Property Trustee fails to enforce its rights under the Declaration or the Subordinated Debentures, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Declaration or the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other Person or entity.

     SECTION 10.2. Direct Action.

     Notwithstanding any other provision of the Indenture, for as long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the date such interest or principal is due and payable, any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest (including any Compounded Interest or Additional Sums) on Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such holder's Preferred Securities (a "Direct Action"). The Company may not amend this Subordinated Indenture to remove the right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities then outstanding.

     SECTION 10.3. Payments Pursuant to Direct Actions.

     The Company shall have the right to set-off against its obligations to the Trust, as Holder of the Subordinated Debentures, any payment made to a holder of Preferred Securities in connection with a Direct Action.

                                   ARTICLE XI
                                  MISCELLANEOUS

     SECTION 11.1. Ratification of Indenture.

     The Indenture, as heretofore supplemented and as further supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 11.2. Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

     SECTION 11.3. Governing Law.

     This Fourth Supplemental Indenture and each Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 11.4. Separability.

     In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Subordinated Debentures, but this Fourth Supplemental Indenture and the Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 11.5. Counterparts.

     This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 11.6. Overallotment Option.

     This Fourth Supplemental Indenture shall permit the issuance from time to time, subject to the terms of the Overallotment Option, of additional Subordinated Debentures of this series in accordance with the procedures established in Section 303 of the Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                           NORTHWESTERN CORPORATION


                                           By:      /s/ Richard R. Hylland
                                                    ---------------------------
                                           Name:    Richard R. Hylland
                                           Title:   President and Chief
                                                    Operating Officer


Attest:  /s/ Alan D. Dietrich
         ------------------------------
Name:    Alan D. Dietrich
Title:   Corporate Secretary


                                           JPMORGAN CHASE BANK


                                           By:  /s/ R.J. Halleran
                                                ---------------------------
                                           Name:  R.J. Halleran
                                           Title: Assistant Vice President



Attest:  /s/ M. Kearney
         -------------------------------
Name:    M. Kearney
Title:   Corporate Secretary

STATE OF SOUTH DAKOTA      )
                           )  SS
COUNTY OF MINNEHAHA        )


     On the 31st day of January, 2002, before me personally Richard R.
Hylland and came to be known, who, being by me duly sworn, did depose and say that he is the President and Chief Operating Officer of NorthWestern Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 31st day of January, 2002.


                                             /s/ Alan Dietrich
                                    -------------------------------------
(Notarial Seal)                                 Alan Dietrich
                                    NOTARY PUBLIC, MINNEHAHA COUNTY, S.D.
                                     My Commission Expires March 30, 2009


STATE OF NEW YORK          )
                           )  SS
COUNTY OF NEW YORK         )


     On the 31st day of January, 2002, before me personally R.J. Halleran came to be known, who, being by me duly sworn, did depose and say that he is the Assistant Vice President of JPMorgan Chase Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this 31st day of January, 2002.

                                                  /s/ Emily Fayan
(Notarial Seal)                         ---------------------------------------
                                          NOTARY PUBLIC, KINGS COUNTY, N.Y.
                                        My Commission Expires December 31, 2005